                                                                    EXHIBIT 10.6

                  SIXTH AMENDMENT TO LEASE AGREEMENT BETWEEN
                AETNA LIFE INSURANCE COMPANY, AS LANDLORD, AND
                        LUMINEX CORPORATION, AS TENANT

               To be attached to and form a part of Lease made the 1st day of August, 1989 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 32,859 square feet and located at 12212 Technology Boulevard, Suites I, J and K and 12112 Technology Boulevard, Suite 200, Austin, Texas, known as McNeil #4 and McNeil #5, respectively.

WITNESSETH that the Lease is hereby amended as follows:

     1. WHEREAS, Tenant needs additional space for its business purposes and Landlord has available an area nearby effective on the Commencement Date, the demised premises shall contain, in addition to the approximately 32,859 square feet originally demised ("original space"), an additional area, hereinafter called the "new space", containing approximately 18,330 square feet located at 12201 Technology Boulevard, Suite 130 (known as McNeil #3) (see Exhibit "A") attached hereto, thus making the aggregate area of the premises approximately 51,189 square feet. The term for the new space (Suite 130 at McNeil #3) shall end thirty-six (36) months after the Commencement Date (as defined below), and the Term for the existing space shall end on March 31, 2002 as provided in the Lease.

The Commencement Date for the new space is defined as thirty (30) days following existing tenant's vacation of the "new space" and the completion of responsibilities outlined in Paragraph 3 and Paragraph 13 of this document. The Commencement Date is contemplated to be June 1, 2000.

     2.   The Monthly Rental shall be as follows:

---------------------------------------------------------------------------------------------------------------
                           Monthly Base
                            Rental PSF       Monthly Base    Monthly Base     Monthly Base
     Term                 Existing Space        Rental       PSF New Space     Rental New      Total Monthly
                           (32,859 SF)      Existing Space    (18,330 SF)         Space         Base Rental
---------------------------------------------------------------------------------------------------------------
Commencement -3/31/02          $0.75        $24,644.25       $0.80            $14,664.00       $39,308.25
---------------------------------------------------------------------------------------------------------------
  4/01/02 - 5/31/03              N/A               N/A       $0.80            $14,664.00       $14,664.00
---------------------------------------------------------------------------------------------------------------

These amounts shall be in addition to property taxes, common area maintenance, management fees, and insurance as provided in the Lease.

     3. Previous tenant or Landlord shall be responsible for servicing and repairing, if necessary, the HVAC system by a mutually acceptable, licensed contractor and cleaning the "new space" to broom clean condition, including but not limited to, removal of trash and previous tenant's equipment.

     4. Landlord shall be responsible for exterior ADA compliance at the new space.

     5. Landlord shall provide a tenant finish allowance of $54,990.00 to be applied toward interior improvements. Tenant shall bear the entire cost of any interior improvements to be installed by Landlord in the premises in excess of the finish-out allowance of $54,990.00 and shall pay for such excess over the allowance as hereinafter provided. In no event shall credit be given to Tenant for any allowance not utilized. All improvements must comply with Trammell Crow Company's standard specifications (see Standards and Specifications for
                                       --------------------------------
Office/Warehouse Buildings) and all applicable governmental regulations.  Prior
--------------------------
to beginning construction of any such improvements, Tenant shall submit architectural drawings of the proposed improvements to Landlord and shall obtain Landlord's written consent to begin construction. Notwithstanding any provision herein to the contrary, Tenant will utilize a general contractor, approved by Landlord, to construct the interior improvements in the new space. Tenant will have the right to access, occupy and conduct business in the new space up to, but not exceeding, thirty (30) days prior to the

Commencement Date without any rent obligation. Tenant will construct the interior improvements in the new space with reasonable diligence, but need not finish them prior to the Commencement Date; such improvements may be constructed while Tenant is occupying and conducting business in the new space. Tenant may draw the allowance from Landlord from time to time as construction bills come due.

     6. Tenant shall have the right and option to renew its Lease relative to the "new space", 12201 Technology Boulevard, Suite 130 (McNeil 3) for one (1) additional thirty-six (36) month term by delivering written notice thereof to Landlord at least One Hundred Eighty (180) days prior to the expiration date of the lease term, provided that at the time of such notice and at the end of the lease term, Tenant is not in default hereunder. Upon the delivery of said notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended upon the same terms, covenants and conditions as provided in this Lease, except that the rental payable during said extended term shall be the prevailing market rental rate for space of comparable size, quality and location at the commencement of such extended term (the "Market Rate"). This right and option shall apply to the initial lease term only. In the event Landlord and Tenant are unable to agree upon the Market Rate, Landlord and Tenant shall each promptly appoint a real estate broker who is licensed by the Texas Real Estate Commission (TREC) and active in the Austin industrial market, to assist in the determination of the Market Rate, and the two brokers shall appoint a third broker who is also licensed by the Texas Real Estate Commission and active in the Austin industrial market. The determination of the Market Rate by the agreement of any two of such three brokers shall be accepted by and shall be binding upon Landlord and Tenant as the Market Rate, which rate shall thereafter be payable until further adjusted. Landlord and Tenant agree to use all reasonable diligence to cause their appointed brokers to perform in good faith and in a timely manner in order to make the determination of the Market Rate on or before the date on which the Market Rate is to become effective. In the event the brokers do not make such determination in a timely manner, this Lease shall nevertheless continue in full force and effect until such determination is made, and the rental for such period shall be payable at the rate otherwise payable hereunder. Upon the determination of the Market Rate, the payment of the Market Rate shall commence on the first day of the month following the date of such determination, and in addition to such monthly installment of rental, Tenant shall pay to Landlord the increase in rental payable hereunder, if any, applicable to the period from the date on which the Market Rate was scheduled to become effective to the payment of the first installment at the Market Rate. Landlord and Tenant shall each bear the cost and fees of their respective brokers and shall share equally the cost of the third broker, if needed.

     7. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include the replacement of filters on a regular basis and all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Provided that Tenant maintains such service contract and is not in default under the terms of this Lease, Landlord shall be responsible for any repairs or replacements necessary to maintain the HVAC equipment in the new space for a period of ninety (90) days following the Commencement Date.

     8. Tenant shall have the nonexclusive right to utilize no more than fifty-five (55) parking spaces at the new space.

     9.   Tenant's "proportionate share" of McNeil #3 is 26.8%.

     10. Subject to Landlord's written approval of the installation process and procedure, Tenant, at its expense, shall have the right to install telecommunication lines connecting the new space and original space.

     11. Tenant shall not use, and shall not permit any subtenant, licensee, concessionaire, employee, agent or invitee (hereinafter collectively "Tenant's Representatives") to use, any portion of the Premises or Building, for the placement, storage, manufacture, disposal or handling of any hazardous materials (hereinafter defined) unless Tenant complies with all applicable environmental laws (federal, state or local), including, but not limited to those for obtaining proper permits. In the event Tenant or Tenant's Representatives desire to use or place hazardous materials on the Premises it shall notify Landlord in writing thirty
(30) days prior to such proposed use or placement, and provide the names of the hazardous materials, procedures to insure compliance with the applicable environmental law and such other information as Landlord may reasonably request.

     In the event Tenant or Tenant's Representatives places, releases or discovers any hazardous materials on the Premises or Building in violation of applicable environmental laws, Tenant shall immediately notify Landlord of such fact in writing within twenty-four (24) hours of the placement, release or discovery. Tenant shall not attempt any removal, abatement or remediation of those hazardous materials on the Premises in violation of applicable environmental laws, without obtaining the additional written consent of Landlord, which consent may be specifically conditioned on Landlord's right to approve the scope, timing and techniques of any such work and the appointment of all contractors, engineers, inspectors and consultants in connection with any such work. Tenant shall be responsible for the cost of any removal, abatement and remediation work of any hazardous materials placed, stored, manufactured, disposed of or handled by Tenant or Tenant's Representatives on the Premises or any other portion of the Building and for the cost of any removal, abatement or remediation of any hazardous materials which might be disturbed or released as a result of any remodeling or construction in the Premises by Tenant or Tenant's Representatives. Such costs shall include, without limitation, the cost of any supervision by Landlord, its employees or agents, in connection with such work. Tenant shall comply with all environmental laws in connection with any such removal.

     Tenant shall indemnify Landlord, its shareholders, directors, officers, employees and agents and hold them harmless, from and against any loss, damage (including, without limitation, a loss in value of the Building or damages due to restrictions on marketing contaminated space), cost, liability or expense (including reasonable attorneys' fees and expenses and court costs) arising out of the placement, storage, use, manufacture, disposal, handling, removal, abatement or remediation of any hazardous materials by Tenant or Tenant's Representatives on the Premises or Building, or any removal, abatement or remediation of any hazardous materials required hereunder to be performed or paid for by Tenant, with respect to any portion of the Premises or the Building, or arising out of any breach by Tenant of its obligations under this paragraph.

     The term "hazardous materials" as used herein shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos or polychlorinated biphenyls; (iv) any substance the presence of which on the Building or on the Premises is prohibited or regulated by any federal, state or local law, regulation, code or rule; and
(v) any other substance which requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

     12. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), including any modifications, renewals or extensions of such Mortgage or Primary Lease, provided that it is a condition to the subordination of this Lease that the Landlord's Mortgagee execute and deliver to Tenant a non-disturbance and attornment agreement, in recordable form, whereby such Landlord's Mortgagee agrees that neither this Lease nor Tenant's right to possession will be terminated so long as Tenant is not in default under this Lease (provided Landlord's Mortgagee, or successor thereto, maintains its rights to terminate under other provisions of the Lease, e.g., for a casualty). Notwithstanding the foregoing, Tenant agrees that any such Landlord's Mortgagee shall have the right at any time to subordinate such Mortgage or Primary Lease to this Lease on such terms and subject to such conditions as Landlord's Mortgagee may deem appropriate in its discretion. Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the Landlord's Mortgagee as Landlord may request, provided such contains non-disturbance provisions as noted above and such other provisions which do not affect the substantive provisions of this Lease. In the event that Tenant should fail to execute any subordination or other agreement required by this paragraph, within twenty (20) days of written request, it shall constitute an Event of Default, without further notice required of Landlord.

     13. Landlord, at Landlord's expense, will repair all roof penetrations and service and repair all existing overhead doors.

Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.


DATED AS OF THE 25th DAY OF APRIL, 2000.

WITNESS:                            AETNA LIFE INSURANCE COMPANY:

                                    By:  UBS Brinson Realty Investors LLC,
                                         Its Investment Advisor and Agent

/s/ Belinda Hanson                  /s/ S. Mark Cypert
-------------------------           ----------------------------------------
                                    By: S. Mark Cypert
                                    ----------------------------------------
                                    Title: Director
                                    ----------------------------------------


WITNESS:                            LUMINEX CORPORATION:

/s/ John M. Dapper                  /s/ James L. Persky
------------------------            ----------------------------------------
                                    By: James L. Persky
                                    ----------------------------------------
                                    Title: Vice President & Chief
                                             Financial Officer
                                    ----------------------------------------